SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Verisity Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERISITY LTD.

Israeli Office: 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel

United States Office: 2041 Landings Drive

Mountain View, California 94043

Notice of 2003 Annual General Meeting of Shareholders

to be held May 29, 2003

TO THE SHAREHOLDERS OF VERISITY LTD.

The 2003 Annual General Meeting of Shareholders of Verisity Ltd. will be held at our registered office located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, 48091, where our phone number is (972) 3-900-4000, on Thursday, May 29, 2003, at 10:00 a.m. Israeli time to conduct the following business:

1.    To elect Moshe Gavrielov and Zohar Zisapel as our Class II directors to hold office for a term that expires in 2006 at the third Annual General Meeting that follows the upcoming 2003 Annual General Meeting and until each of their successor(s) shall be elected and qualified;

2.    To approve the grant of an option to purchase 100,000 ordinary shares to Moshe Gavrielov, our director and Chief Executive Officer, under the Verisity Ltd. 2000 U.S. Share Incentive Plan with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting;

3.    To approve the grant of an option to purchase 30,000 ordinary shares to Michael McNamara, our director and Senior Vice President of Technology, under the Verisity Ltd. 2000 U.S. Share Incentive Plan with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting;

4.    To approve the 2002 bonus of our executive officers who also serve as members of our Board of Directors;

5.    To approve the 2003 base salary of our executive officers who also serve as members of our Board of Directors;

6.    To approve compensation for the non-employee members of our Board of Directors, including external directors;

7.    To approve a compensation plan, indemnification, insurance coverage and share option grant, each within limits, for any new or replacement directors (excluding external directors), which may be named to the Board of Directors in accordance with the Amended and Restated Articles of Association outside of the normal cycle for an Annual General Meeting;

8.    To approve the selection of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2003; and

9.    To transact any other business that may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The record date for determining those shareholders who will be entitled to notice of, and to attend and vote at, the meeting and at any adjournment thereof is April 24, 2003. The share transfer books will not be closed between the record date and the date of the meeting.

If within one-half hour of the time fixed for the meeting a quorum is not present, the meeting shall be adjourned and will be reconvened seven days later, at the same time and place. If a quorum is not present at the adjourned meeting, the meeting will be held and any number of participants will be considered as a quorum for the purpose of convening the meeting.

Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card in the accompanying reply envelope. No postage is required if mailed in the United States. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

By Order of the Board of Directors

Charles G. Alvarez, Vice President of Finance and Administration, Chief Financial Officer and Secretary

VERISITY LTD.

Israeli Office: 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel

United States Office: 2041 Landings Drive

Mountain View, California 94043

PROXY STATEMENT

The 2003 Annual General Meeting of Shareholders of Verisity Ltd. will be held on Thursday, May 29, 2003, at 10 am Israeli time at our registered office located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, 48091 where our phone number is (972) 3-900-4000. As a shareholder of Verisity Ltd. you have a right to vote on certain matters affecting the Company. This proxy statement discusses the proposals you are voting on this year. Please read this proxy statement carefully because it contains information for you to consider when deciding how to vote. YOUR VOTE IS IMPORTANT.

Your proxy is solicited on behalf of our Board of Directors, which is sending proxy materials to you and all other shareholders on or about May 5, 2003. The Board is asking you to vote your shares by completing and returning the signed proxy card or otherwise submitting your vote in a manner described in this proxy statement under “Questions and Answers—How Do I Vote?” on Page 2.

QUESTIONS AND ANSWERS

Q:    WHO CAN VOTE AT THE ANNUAL MEETING?

A:    Shareholders who owned our voting ordinary shares as of the close of business on April 24, 2003 may attend and vote at the meeting. Each voting ordinary share is entitled to one vote. There were 19,963,921 voting ordinary shares outstanding on April 24, 2003.

Q:    WHAT IS IN THIS PROXY STATEMENT?

A:    This proxy statement sets forth the proposals on which we would like you, as a shareholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

Q:    WHAT IS THE PROXY CARD?

A:    The proxy card enables you to appoint Moshe Gavrielov and Yoav Hollander, and each of them individually, as your representatives at the annual meeting. By completing and returning the signed proxy card, you are authorizing Messrs. Gavrielov and Hollander to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your signed proxy card before the meeting date just in case your plans change.

Q:    WHAT AM I VOTING ON?

A:    We are asking you to vote on:

•	the election of Moshe Gavrielov and Zohar Zisapel as our Class II directors to hold office for a term that expires in 2006 at the third Annual General Meeting that follows the upcoming 2003 Annual General Meeting and until each of their successors shall be elected and qualified;

•	the approval of the grant of an option to purchase 100,000 ordinary shares to Moshe Gavrielov, our director and Chief Executive Officer, under the Verisity Ltd. 2000 U.S. Share Incentive Plan with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting;

•	the approval of the grant of an option to purchase 30,000 ordinary shares to Michael McNamara, our director and Senior Vice President of Technology, under the Verisity Ltd. 2000 U.S. Share Incentive Plan with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting;

•	the approval of the 2002 bonus and the 2003 base salary of our executive officers who also serve as members of our Board of Directors;

•	the approval of compensation for the non-employee members of our Board of Directors, including external directors;

•	the approval of a compensation plan, indemnification, insurance coverage and share option grant, within limits, for any new or replacement directors (excluding external directors) named to the Board of Directors in accordance with the Amended and Restated Articles of Association outside of the normal cycle for an Annual General Meeting; and

•	the approval of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2003.

The section entitled “Proposals To Be Voted On,” beginning on Page 6 gives you more information on these matters.

Q:    HOW DO I VOTE?

A:    You May Vote By Mail.

You do this by completing and signing your proxy card and mailing it in the enclosed envelope, so we receive it prior to the meeting. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct; and

•	according to the best judgment of Messrs. Gavrielov or Hollander if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card but do return the signed proxy card to us before the meeting, your shares will be voted:

•	FOR the election of each of Moshe Gavrielov and Zohar Zisapel as our Class II directors to hold office for a term that expires in 2006 at the third Annual General Meeting that follows the upcoming 2003 Annual General Meeting and until each of their successors shall be elected and qualified;

•	FOR the approval of the grant of an option to purchase 100,000 ordinary shares to Moshe Gavrielov, our director and Chief Executive Officer, under the Verisity Ltd. 2000 U.S. Share Incentive Plan with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting;

•	FOR the approval of the grant of an option to purchase 30,000 ordinary shares to Michael McNamara, our director and Senior Vice President of Technology, under the Verisity Ltd. 2000 U.S. Share Incentive Plan with an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting;

•	FOR the approval of the 2002 bonus and the 2003 base salary of our executive officers who also serve as members of our Board of Directors;

•	FOR the approval of compensation for the non-employee members of our Board of Directors, including external directors;

•	FOR the approval of a compensation plan, indemnification, insurance coverage and share option grant, within limits, for any new or replacement directors (excluding external directors) named to the Board of Directors in accordance with the Amended and Restated Articles of Association outside of the normal cycle for an Annual General Meeting;

•	FOR the approval of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2003; and

•	according to the best judgment of Messrs. Gavrielov or Hollander, with respect to any other business that may properly come before the meeting or any adjournment thereof.

You May Vote In Person At The Meeting.

We will pass out written ballots to any eligible shareholder who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker or other record holder in order to vote at the meeting. Holding shares in “street name” means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

Q:    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:    It means that you hold our ordinary shares within or through multiple accounts at the transfer agent or with stockbrokers or other record holders. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

We encourage you to examine your proxy card and voting instructions closely to make sure you are voting all of your ordinary shares.

Q:    WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A:    You may revoke your proxy and change your vote by:

•	signing another proxy card with a later date and returning it to us before the polls close at the meeting; or

•	voting in person at the meeting.

Your stockbroker or other record holder may be able to vote your shares depending on the terms of the agreement you have with your stockbroker or other record holder.

Q:    HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:    To hold the meeting and conduct business, at least two shareholders holding or representing a majority of our outstanding voting ordinary shares as of April 24, 2003 must be present at the meeting. This is called a quorum. Shares are counted as present at the meeting if a shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a proxy.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE ELECTION OF MR. GAVRIELOV AND MR. ZISAPEL TO BE ELECTED AS CLASS II DIRECTORS?

A:    The election of each of Messrs. Gavrielov and Zisapel as a Class II director of the board will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR approval.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE SHARE OPTION GRANTS TO EACH OF MOSHE GAVRIELOV AND MICHAEL McNAMARA TO BE APPROVED?

A:    The share option grant to each of Messrs. Gavrielov and McNamara will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR approval of each such option grant.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE COMPENSATION OF OUR EXECUTIVE OFFICERS WHO ALSO SERVE AS MEMBERS OF OUR BOARD OF DIRECTORS TO BE APPROVED?

A:    The compensation (2002 bonus and 2003 base salary) for Messrs. Gavrielov, Hollander and McNamara, our executive officers who also serve as our directors, will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on each of these proposals vote FOR approval of each individual’s compensation.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE COMPENSATION OF OUR NON-EMPLOYEE DIRECTORS (INCLUDING EXTERNAL DIRECTORS) TO BE APPROVED?

A:    The proposal to approve a compensation of our non-employee directors (including external directors) will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR approval of the compensation.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE COMPENSATION PLAN, INDEMNIFICATION, INSURANCE COVERAGE AND SHARE OPTION GRANT, WITHIN LIMITS, FOR ANY NEW OR REPLACEMENT DIRECTORS TO BE APPROVED?

A:    The proposal to approve a compensation plan, indemnification, insurance coverage and share option grant, within limits, for any new or replacement directors named to the Board of Directors outside of the normal cycle for an Annual General Meeting will be approved if a majority of the ordinary shares represented in person or by proxy at the meeting and voting on this proposal vote FOR the approval of the compensation plan indemnification, insurance coverage and share option grant.

Q:    HOW MANY VOTES MUST BE RECEIVED FOR THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS WITH MESSRS. KOST FORER & GABBAY, A MEMBER OF ERNST & YOUNG INTERNATIONAL, AS OUR ISRAELI STATUTORY INDEPENDENT AUDITOR TO BE APPROVED?

A:    The selection of the independent auditor for the fiscal year ending December 31, 2003, will be approved if a majority of the ordinary shares represented at the meeting and voting on this proposal vote FOR approval.

Q:    HOW ARE VOTES COUNTED?

A:    You may vote either “for” each director nominee or withhold your vote from the nominee. You may vote “for” or “against” or “abstain” from voting on each of the other proposals. If you abstain from voting on any proposal, it will have the same effect as a vote “against” the proposal.

If you give your signed proxy without voting instructions, your shares will be counted as a vote FOR each director nominee and FOR each of the other proposals. Voting results are tabulated and certified by our transfer agent, American Stock Transfer and Trust Company.

Q:    WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A:    We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2003. We expect to file that report with the Securities and Exchange Commission in a timely manner, currently anticipated to be mid-August, and you can obtain a copy by contacting our Investor Relations Hotline at (650) 934-6800. You can also obtain a copy on the Internet at www.verisity.com by clicking on Investor Relations or through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also call the SEC at (800) SEC-0330 to obtain the address for the location of its nearest public reference room where our Form 10-Q for the second quarter of 2003 may be reviewed.

Additional Information

Enclosed with this proxy statement is a proxy card and the Company’s 2002 Annual Report to Shareholders and the Annual Report on Form 10-K for the calendar year ended December 31, 2002. You also can obtain copies of the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2002, without charge by sending a request to Investor Relations, Verisity, 2041 Landings Drive, Mountain View, California 94043, telephone (650) 934-6800.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF MOSHE GAVRIELOV AND ZOHAR ZISAPEL AS OUR CLASS II DIRECTORS

Our Amended and Restated Articles of Association provide that our Board of Directors shall consist of no less than five nor more than nine persons and that the directors (other than our external directors) shall be divided into three classes: Class I; Class II and Class III. On April 18, 2001, our Board of Directors set the number of classified directors at five persons and designated the class to which each of our current classified directors is a member. The current term of our directors in Class I will expire in 2005; the current term of our directors in Class II will expire in 2003; and the current term of our directors in Class III will expire in 2004. At each Annual General Meeting the successor to each of the directors of the class whose term expires will be elected to serve for a term that expires at the third following Annual General Meeting.

In addition to our classified Board of Directors, the Israeli Companies Law requires us to have at least two external directors, neither of whom may serve simultaneously as a classified director. The Israeli Companies Law specifies who may qualify as an external director, which specifications are more fully described under the section entitled “External Directors” in our Prospectus filed with the SEC on March 22, 2001. On April 18, 2001, our Board of Directors appointed Tali Aben as our first external director and on June 14, 2001, our shareholders elected Amos Wilnai as our second external director.

It is intended that the accompanying proxy card will be voted in favor of each of Moshe Gavrielov and Zohar Zisapel to serve as our Class II directors, unless you indicate that your vote should be withheld from either or both of them. Subject to and in accordance with the provisions of the Israeli Companies Law, our Class II directors will each continue in office for a term that expires at the third Annual General Meeting that follows the upcoming 2003 Annual General Meeting, and until their successor has been duly elected and qualified, or until the earliest of their death, resignation or retirement or removal from office.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of each of Moshe Gavrielov and Zohar Zisapel as Class II directors to hold office for a term that expires in 2006 at the third Annual General Meeting that follows the upcoming 2003 Annual General Meeting and until each of their successors shall be elected and qualified.

Information Concerning the Nominees, the Incumbent Directors and Executive Officers

Nominees for Class II Directors Whose Terms, if Elected, Will Expire in 2006

Moshe Gavrielov, 48, has served as our Chief Executive Officer since March 1998 and as our director since May 1998. From November 1988 to March 1998, Mr. Gavrielov worked at LSI Logic Corporation where he held several executive management positions, including Executive Vice President of Products, Senior Vice President of International Markets, Senior Vice President and General Manager of LSI Logic Europe and General Manager of the ASIC division. Mr. Gavrielov holds a Bachelor of Science degree in Electrical Engineering and a Masters of Science degree in Computer Science from the Technion Israel Institute of Technology (IIT) in Haifa, Israel.

Zohar Zisapel, 54, has served as our director since August 1997. Mr. Zisapel serves on the Board of Directors of Ceragon Networks, Radvision Ltd., Radware Ltd., Radcom Ltd., RIT Technologies, Ltd. and Silicom Ltd. Mr. Zisapel is a founder and director of Rad Data Communications and has served as its President since 1982. He also served as Chairman of the Israeli Association of Electronics and Software Industries. Mr. Zisapel holds a Masters of Science degree in Electrical Engineering from the Technion Israel Institute of Technology (IIT) in Haifa, Israel and a Master of Business Administration degree from Tel Aviv University in Tel Aviv, Israel.

Class III Director Whose Term Will Expire in 2004

Yoav Hollander, 50, is our co-founder and has served as our Chief Technical Officer and director since our inception in September 1995. From 1990 to our inception, Mr. Hollander was a consultant for various semiconductor companies including National Semiconductor Corporation and Digital Equipment Corporation. Mr. Hollander worked on the development of the verification environment employed by the Israeli design center of Digital Equipment Corporation for pre- and post-silicon testing of their designs. Mr. Hollander holds a Bachelor of Science degree in Computer Science from Ben Gurion University in Be’er Sheva, Israel.

Class I Directors Whose Terms Will Expire in 2005

Pierre Lamond, 72, has served as our director since August 1997 and as our Chairman of the Board since April 18, 2001. Mr. Lamond has served as a General Partner of Sequoia Capital, a venture capital firm, since 1981. Mr. Lamond serves on the Board of Directors of Vitesse Semiconductor Corp. and Redback Networks, Inc. Mr. Lamond holds a Bachelor of Science degree in Electrical Engineering, a Master of Science degree in Physics from Toulouse University and a Masters of Science degree in Electrical Engineering from Northeastern University.

Michael McNamara, 41, has served as our director and Senior Vice President of Technology since our acquisition of SureFire Verification in November 1999, where he served as President, Chairman of the Board, and co-founder from April 1996 to November 1999. From June 1995 to April 1996, Mr. McNamara served as a director and a consultant at Verilog Consulting Services, Inc. From April 1994 to May 1995, Mr. McNamara served as Vice President of Engineering at ViewLogic, Inc. Mr. McNamara holds a Bachelor of Science degree and a Master of Engineering degree in Electrical Engineering from Cornell University.

External Directors Whose Terms Will Expire in 2004

Tali Aben, 39, has served as our director since December 1996 and as our external director since April 18, 2001. Ms. Aben has been a General Partner at Gemini Israel Funds, an Israeli venture capital firm, since October 1994. Ms. Aben holds a Bachelor of Science degree in Mathematics and Computer Science and a Master of Business Administration degree from Tel Aviv University in Tel Aviv, Israel.

Amos Wilnai, 62, has served as our director since March 2001 and as our external director since June 14, 2001. Mr. Wilnai founded and has served as the Chairman of the Board of Directors of MMC Networks, Inc. since September 1992. From October 1998 to April 1999, Mr. Wilnai served as Acting Chief Executive Officer of MMC Networks. From September 1994 to June 1998, he served as Executive Vice President of Business Development at MMC Networks. From September 1992 to October 1994, Mr. Wilnai served as President at MMC Networks. Mr. Wilnai also serves as an advisor to the Board of Governors of the Bird Foundation (Israel-US Binational Industrial Research and Development Foundation). Mr. Wilnai holds a Bachelor of Science degree in Electrical Engineering from the Technion Israel Institute of Technology (IIT) in Haifa, Israel and a Master of Science degree in Electrical Engineering from the Polytechnic Institute in Brooklyn.

Other Executive Officers

Charles Alvarez, 53, has served as our Vice President of Finance and Administration and Chief Financial Officer since June 1998, and as Corporate Secretary since October 11, 2000. From March 1997 to June 1998, Mr. Alvarez served as Vice President of Finance and Administration and Chief Financial Officer at Alliance Semiconductor. From October 1989 to March 1997, Mr. Alvarez served as Senior Director of Finance and Operations for LSI Logic Corp. Mr. Alvarez holds a Bachelor of Arts degree and a Master of Arts degree in Business and Economics from San Francisco State University.

Ziv Binyamini, 42, has served as our Vice President of Research and Development since October 1998. From November 1997 to October 1998, Mr. Binyamini served as our principal researcher. From July 1997 to

November 1997, he was a researcher at Intel Corporation. From July 1994 to July 1997, Mr. Binyamini co-managed the Logic Verification CAD group at Intel Design Technology in Haifa, Israel. Mr. Binyamini holds a Bachelor of Science degree in Computer Science and Mathematics from Bar Ilan University in Ramat Gan, Israel.

Francine Ferguson, 38, has served as our Vice President of Worldwide Marketing since January 1999. From May 1997 to January 1999, Ms. Ferguson served as our Director of Product Marketing. From March 1996 to May 1997, Ms. Ferguson was a Product Line Manager and from January 1995 to March 1996, she was Senior Product Marketing Manager at Synopsys, Inc. Ms. Ferguson has spent over 15 years in the design automation industry in the areas of software development and marketing for verification and synthesis products. Ms. Ferguson holds a Bachelor of Science degree in Computer Science from Columbia University, School of Engineering and Applied Science.

Jacob Hanoch, 42, has served as our Vice President and General Manager of PAN International Operations since September 2002, after starting at Verisity in 1996 and working in various positions leading sales and technical positions, including Vice President of Technical Services, and, starting in 1999, General Manager of European Operations. Prior to joining Verisity, Hanoch was director of design automation and verification at nSOF, Ltd. in Israel. Before that, Hanoch was the design automation manager at ACRI, SARL (Advanced Computer Research Institute) in France Prior to that Hanoch led the development of state-of-the-art processor verification systems at National Semiconductor. Mr. Hanoch holds a Bachelor of Science degree in Computer Engineering from the Technion Israel Institute of Technology (IIT) in Haifa, Israel.

David Larwood, 51, has served as our General Counsel since April 2000. From May 1997 to April 2000, Mr. Larwood was Vice President of Intellectual Property at FormFactor, Inc. From November 1994 to May 1997, Mr. Larwood was Senior Patent Counsel at Apple Computer, Inc. Mr. Larwood holds a Bachelor of Science degree in Chemistry from the California Institute of Technology, a Master of Science degree in Pharmaceutical Chemistry from the University of California, San Francisco and a Juris Doctorate degree from the University of California, Berkeley.

Lawrence Lapides, 42, has served as our Vice President of Sales since our acquisition of SureFire Verification in November 1999, where he served in the same capacity from July 1998 to November 1999. From May 1991 to June 1998, Mr. Lapides served as Director of North American Sales for Exemplar Logic. Mr. Lapides holds a Bachelor of Arts degree in Physics from the University of California, Berkeley, a Master of Science degree in Applied and Engineering Physics from Cornell University and a Master of Business Administration degree from Clark University.

Steven Craig Shirley, 39, has served as our Vice President of North America Sales since January 2001. He joined Verisity in 1997 where he served as western area director, director of sales operations and account manager. Mr. Shirley has over 14 years of experience in Electronic Design Automation (EDA) sales. Prior to joining Verisity, Mr. Shirley held business development, district management, account management positions at Aspect Development, Quickturn Design Systems and Intergraph Corporation. Mr. Shirley holds a Bachelor of Science degree in Computer Engineering degree from Auburn University

Sean Redmond, 39, has served as our Vice President and General Manager of European Operations since September 2002, Mr. Redmond joined Verisity in 2000, where he served as the area director for Northern Europe. Prior to joining Verisity, Mr. Redmond held the position of area director for IP-DA, a European EDA distribution channel, and served as the European sales manager for Galax!, a subsidiary of Avant!. Before joining Avant!, Mr. Redmond worked at COMPASS Design Automation for over seven years and held the positions of regional sales manager and field applications manager. He has also held various senior engineering positions at VLSI Technology and Philips Semiconductors. Mr. Redmond earned a Bachelor of Science degree in Electronic Engineering from Brighton University, a Masters of Science degree in Digital Systems from Kings College, London University and a Master of Business Administration degree from Henley Management College.

Board and Committee Meetings

During the fiscal year that ended on December 31, 2002, our Board of Directors held 15 meetings. During this period, each of our directors attended or participated in more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served. We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Employee Share Purchase Plan Committee.

The Audit Committee is responsible for reviewing our financial procedures and controls, selecting and meeting with the independent auditors, identifying issues in the management of our business, making recommendations to our Board of Directors on how to correct identified problems and deciding whether to approve actions or transactions which by Israeli law require audit committee approval. This committee held eight meetings during the last fiscal year. Its members did and do consist of Tali Aben, Amos Wilnai and Zohar Zisapel. Our Board of Directors has adopted a written charter for the Audit Committee, which was attached to our 2001 proxy statement as Appendix A.

The Compensation Committee is responsible for establishing our policies and practices governing executive compensation as described later in this proxy statement under “Report of the Compensation Committee of the Board of Directors on Executive Compensation” on Page 24. In addition, the committee is responsible for administering all of our employee benefit plans, other than equity-based benefit plans for non-executive employees. This committee held two meetings during the last fiscal year. Its members did and do consist of Tali Aben, Pierre Lamond and Zohar Zisapel.

The Nominating Committee is responsible for identifying and selecting qualified candidates for the Board of Directors of the Company each year. This committee held one meeting during the last fiscal year. Its members consisted of Moshe Gavrielov, Tali Aben and Amos Wilnai, and currently consist of Michael McNamara, Tali Aben and Amos Wilnai. The Nominating Committee will consider nominations by shareholder recommendation. Please see Article 60.3 of our Amended and Restated Articles of Association, set forth as Exhibit 3.3 to our registration statement on Form S-1 filed with the SEC September 8, 2002, for specific procedural requirements regarding nominating a director.

The Employee Share Purchase Plan Committee is responsible for administering our Employee Share Purchase Plan. This committee held one meeting during the last fiscal year. Its members did and do consist of Pierre Lamond and Amos Wilnai.

Director Compensation

The Compensation Committee of our Board of Directors has proposed compensation for our non-employee directors (including external directors) for the first time, to begin as of January 1 of this year if the shareholders approve. None of our non-employee Board members has received monetary compensation for any of his or her service. Under the Israeli Companies Law, external directors are entitled to compensation and refund of expenses. However, Tali Aben and Amos Wilnai each agreed in 2001 to waive their compensation rights, as no other non-employee directors were receiving any compensation at that time.

In addition, subject to the Israeli Companies Law and the regulations promulgated thereunder, an external director may be granted shares or options to purchase shares of the Company within a plan that covers all of the directors who are not external directors, as well as certain other office holders of the Company. Our Board of Directors and our shareholders approved share option grants to each of our current non-employee directors for the right to purchase 60,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, to vest over 42 months. These share option grants began vesting on March 20, 2001.

Further, since under Israeli law any compensation for a director must be approved by the shareholders and there is the possibility that the Company may need to appoint a replacement or new director, as permitted in our

Amended and Restated Articles of Association, outside the normal cycle of proxy preparation and voting in connection with an Annual General Meeting, Proposal No. 7, as described in detail below, asks the shareholders to authorize the board to take action at the time of that appointment to provide such a replacement or new director (other than an external director) with compensation, related benefits and protection at a level that is substantially equivalent to that provided to then-current directors in a similar situation, without the need to obtain additional or special shareholder approval.

Compensation Committee Interlocks And Insider Participation

During the fiscal year ended December 31, 2002:

•	none of the members of our Compensation Committee has ever served as one of our executive officers or as an executive officer or employee of any of our subsidiaries;

•	none of the members of our Compensation Committee has been during the last fiscal year, or is currently, an employee of ours or any of our subsidiaries;

•	none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction with us in which the amount involved exceeds $60,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if there was not committee like that, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee or otherwise served on our Board of Directors; and

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee.

Certain Relationships and Related Transactions of the Corporation with Management

During 1998, the Company issued 671,938 restricted ordinary shares to our Chief Executive Officer, Moshe Gavrielov, at fair market value in exchange for a full recourse secured promissory note of $202,000. Interest was paid annually at a rate of 5.59%. The note was due on March 31, 2002. The note was paid in full in January 2002.

Pierre Lamond, the Company’s Chairman of the Board, served as the Chairman of the Board of Vitesse Semiconductor Corporation (“Vitesse”) until December 2002. For the year ended December 31, 2002 the Company sold $522,000 of product and services to Vitesse. The amount receivable from Vitesse was nil as of December 31, 2002.

Zohar Zisapel, a director of the Company, is the founder and chairman of RAD Data Communications, Ltd. (“RAD”). For the year ended December 31, 2002 the Company sold $118,000 of product and services to RAD. The amount receivable from RAD was $66,000 as of December 31, 2002.

Since the beginning of the Company’s fiscal year ended December 31, 2002, there were no other transactions occurring or relationships that existed between the Company and its management and others that require disclosure under SEC regulations.

PROPOSAL NO. 2

APPROVAL OF THE GRANT OF AN OPTION TO PURCHASE 100,000 ORDINARY SHARES TO

MOSHE GAVRIELOV

The shareholders are being asked to vote on a proposal to approve the grant of an option to purchase 100,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Moshe Gavrielov, our director and Chief Executive Officer. The grant will have an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting. This grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors (except Mr. Gavrielov, who abstained from the vote for his grant and related discussion), who also recommended this option grant for shareholder approval.

The material terms and conditions of the proposed grant are summarized as follows:

•	The option has an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting;

•	The option to purchase ordinary shares will become exercisable as follows: the option will become exercisable for 25% of the granted shares upon Mr. Gavrielov’s continuation of employment through the first anniversary of this grant and thereafter will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

•	The option has a maximum term of 10 years measured from the 2003 grant date, subject to earlier termination upon Mr. Gavrielov’s cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then he will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should his employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event his employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

•	In accordance with the terms of Mr. Gavrielov’s employment agreement with respect to option grants, if (a) Mr. Gavrielov’s employment is terminated by the Company (other than for cause) or (b) he terminates his employment following a Constructive Termination Event as defined in his employment agreement (which in general amounts to a reduction in his duties or title), then: if the termination is by his current employer or by a successor entity and occurs within 12 months following a change of control, then 24 months’ worth of standard option vesting will occur upon termination, and any remaining options will continue to vest according to the standard vesting under the plan; but if the termination does not occur within 12 months after a change of control, then 12 months’ worth of standard option vesting will occur upon termination, and any remaining options will continue to vest according to the standard vesting under the plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the share option grant to Mr. Gavrielov for the right to purchase 100,000 ordinary shares.

PROPOSAL NO. 3

APPROVAL OF THE GRANT OF AN OPTION TO PURCHASE 30,000 ORDINARY SHARES TO

MICHAEL McNAMARA

The shareholders are being asked to vote on a proposal to approve the grant of an option to purchase 30,000 ordinary shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan to Michael McNamara, our director and Senior Vice President. The grant will have an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting. This grant was recommended by our Compensation Committee, approved by our Audit Committee and by our full Board of Directors (except Mr. McNamara, who abstained from the vote for his grant and related discussion), who also recommended this option grant for shareholder approval.

The material terms and conditions of the proposed grant are summarized as follows:

•	The option has an exercise price equal to the fair market value of our ordinary shares as of the close of business on the date of the upcoming 2003 Annual General Meeting;

•	The option to purchase ordinary shares will become exercisable as follows: the option will become exercisable for 25% of the granted shares upon each individual’s continuation of employment through the first anniversary of this grant and thereafter will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments, each vesting upon his completion of each additional month of employment thereafter;

•	The option has a maximum term of 10 years measured from the 2003 grant date, subject to earlier termination upon Mr. McNamara’s cessation of employment, subject to certain conditions. If his employment terminates for any reason other than for cause or his death or disability, then he will only have a 30-day period following his termination date in which to exercise the option for any ordinary shares for which the option is exercisable at the time of his termination. Should his employment with us terminate as a result of his death or disability, he or the legal representatives of his estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of his death or the termination of his employment. In the event his employment is terminated for cause, the option will terminate immediately as of the date and time of his termination; and

•	In the event we are acquired in a transaction that results in a change of control and the options issued to Mr. McNamara are not assumed or substituted with equivalent options by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by Mr. McNamara.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the share option grant to Mr. McNamara for the right to purchase 30,000 ordinary shares.

PROPOSAL NOS. 4 and 5

APPROVAL OF (Proposal No. 4) THE 2002 BONUS and (Proposal No. 5) THE 2003 BASE SALARY

OF OUR EXECUTIVE OFFICERS WHO ALSO SERVE AS MEMBERS OF OUR BOARD OF

DIRECTORS

The shareholders are being asked to vote on proposals to approve the compensation of our executive officers who also serve as members of our Board of Directors.

Pursuant to the Israeli Companies Law, our shareholders must approve the compensation terms of our executive officers who also serve as directors. Three of our executive officers also serve as our directors: Moshe Gavrielov, our Chief Executive Officer; Yoav Hollander, our Chief Technology Officer; and Michael McNamara, our Senior Vice President of Technology.

(Proposal No. 4)

The 2002 bonus terms for Messrs. Gavrielov, Hollander and McNamara are as follows:

Name and Title	Bonus Paid for 2002
Moshe Gavrielov Chief Executive Officer	$157,500

Yoav Hollander Chief Technology Officer	NIS 91,044 (approx. $19,600)*

Michael McNamara Senior Vice President of Technology	$ 40,950

(Proposal No. 5)

The 2003 base salary terms for Messrs. Gavrielov, Hollander and McNamara are as follows:

Name and Title	Annual Base Salary for 2003
Moshe Gavrielov Chief Executive Officer	$364,000

Yoav Hollander Chief Technology Officer	NIS 708,000 (approx. $152,500)*

Michael McNamara Senior Vice President of Technology	$190,000

*	Estimate of dollar equivalent in Proposal Nos. 4 and 5 based on the exchange rate between the new Israeli Shekel (NIS) and the United States dollar as quoted in The Wall Street Journal on April 8, 2003 of NIS 4.6425 to $1.00.

For a detailed description of the compensation paid to our executive officers during the fiscal year ended December 31, 2002, please see the section entitled “Executive Compensation” beginning on Page 21 of this proxy statement.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the 2002 bonus and 2003 base salary proposals for Messrs. Gavrielov, Hollander and McNamara.

PROPOSAL NO. 6

APPROVAL OF COMPENSATION FOR OUR NON-EMPLOYEE MEMBERS OF THE BOARD OF

DIRECTORS (INCLUDING EXTERNAL DIRECTORS)

The shareholders are being asked to vote on a proposal to approve annual compensation for the non-employee members of our Board of Directors (including external directors), starting January 1, 2003, as follows:

For Mr. Pierre Lamond, annual compensation in the sum of $12,000.

For Mr. Zohar Zisapel, and for each of our external directors, Tali Aben and Amos Wilnai, the Company’s non-employee directors currently serving on the Board and the Audit Committee, annual compensation in the sum of $16,000, provided that in no event the annual compensation to our external directors, Tali Aben and Amos Wilnai, will exceed the maximum annual compensation allowed pursuant to regulations promulgated under Israeli Companies Law (currently approximately NIS 110,000, which is approximately $23,700 based on the exchange rate between the new Israeli Shekel (NIS) and the United States dollar as quoted in The Wall Street Journal on April 8, 2003 of NIS 4.6425 to $1.00.).

Payments are to be made in accordance with the requirements of Israeli Companies Law. Under the current regulations, payments of annual compensation will be made quarterly at the beginning of each financial quarter for the previous financial quarter.

This proposal was presented to and approved by the Compensation Committee on January 21, 2003, then approved unanimously by both the Audit Committee and the full Board on that same day for submission to the shareholders for their approval. The Company feels that it is in the best interests of the Company to provide reasonable compensation to our non-employee members of our Board of Directors in partial consideration of their efforts on behalf of the Company.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the proposal to compensate the non-employee members of our Board of Directors (including external directors) according to this proposal.

PROPOSAL NO. 7

APPROVAL OF A COMPENSATION PLAN, INDEMNIFICATION, INSURANCE COVERAGE AND SHARE OPTION GRANT, EACH WITHIN LIMITS, FOR ANY NEW OR REPLACEMENT DIRECTORS (EXCLUDING EXTERNAL DIRECTORS)

The shareholders are being asked to vote on a proposal to approve compensation, indemnification, insurance coverage and share option grants for the non-employee directors (excluding external directors) appointed to our Board of Directors in accordance with the Company’s Amended and Restated Articles of Association but outside of the normal cycle of proxy preparation and voting in connection with an Annual General Meeting.

The Company’s Amended and Restated Articles of Association provide for the Board to appoint a replacement director in the event that a sitting director retires or for any other reason leaves the Board. The Articles also permit the Board to appoint a new director under certain conditions. Under Israeli law, our shareholders must specifically approve compensation and certain other benefits and protections which are being made available to our directors. This proposal requests that the shareholders authorize in advance the Board to make such compensation, benefits and protection available to a replacement director (excluding external directors) to the extent permitted under Israeli law at the same level that was provided to the replaced director, in accordance with the replacement director’s responsibilities, without the need to obtain additional or special shareholder approval. This proposal also requests that the shareholders authorize in advance the Board to make such compensation, benefits and protection available to a new director (excluding external directors) to the extent permitted under Israeli law at the same level that is then provided to the directors of the same class and in accordance with the new director’s responsibilities, without the need to obtain additional or special shareholder approval. Under the Israeli Companies Law, in the event of replacement of an external director, the shareholders must elect the external director.

If our shareholders approve this resolution, the Board appointing a new or replacement non-employee director (excluding external directors) can provide the following up to the limits described below:

Compensation

•	For a director serving on the Board and not on the Audit Committee, in the case of a replacement director, the same annual compensation of the director being replaced and for the remaining term of the replaced director, and in the case of a new director, annual compensation then being or authorized to be paid to other non-employee directors (excluding external directors) in the same class.

•	For a director serving on the Board and the Audit Committee, in the case of a replacement director, the same annual compensation of the director being replaced, in accordance with the replacement director’s responsibilities, and for the remaining term of the replaced director, and in the case of a new director, annual compensation then being or authorized to be paid to other non-employee directors (excluding external directors) in the same class and in accordance with the new director’s responsibilities.

•	Payments are to be made in accordance with the practices of the Company then current for payment of each of its non-employee directors (excluding external directors).

Option Grant

•	In the case of a replacement director, an option grant under the Company’s 2000 U.S. Share Incentive Plan that is equivalent to that granted to the director being replaced in that the number of shares under such grant shall equal the number of shares that were yet to be vested for the remainder of the term of such replaced director. For example, if the replaced director was granted an option for 60,000 shares to vest over 42 months, 35,714 of which are unvested after 17 months of vesting at the time the director is replaced, the replacement director would be granted an option to purchase that number of shares remaining unvested for the replaced director, in this example 35,714 shares, to vest monthly in equal installments for a new vesting period equal to the remainder of the original vesting period of the replaced director’s option and at the same monthly rate of vesting, in this example, for 25 months. The shares are to be granted at a price according to the terms of the 2000 U.S. Share Incentive Plan.

•	In the case of a new director, an option grant under the Company’s 2000 U.S. Share Incentive Plan that is equivalent to that granted to directors of the same class. If the new director is appointed to a class that has already served a portion of its term, then the number of shares under such grant to the new director shall equal the number of shares that are yet to be vested for the remainder of the term of such class. For example, if each of the directors in the class to which the new director is appointed was granted an option for 60,000 shares to vest over 42 months, 35,714 of which are unvested after 17 months of vesting at the time the new director is appointed, the new director would be granted an option to purchase 35,714 shares, to vest monthly in equal installments for a new vesting period equal to the remainder of the vesting period of such class and at the same monthly rate of vesting, in this example, for 25 months. The shares are to be granted at a price according to the terms of the 2000 U.S. Share Incentive Plan.

•	The option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the new or replacement director’s cessation of service, subject to certain conditions. If she or he ceases to serve as a director for any reason other than for cause or death or disability, then such director will only have a 30-day period following cessation of service in which to exercise the option for any shares for which the option is exercisable at the time of cessation of service. Should the new or replacement director’s service with us be terminated as a result of death or disability, such director or the legal representatives of his or her estate will have a six-month period in which to exercise the option for any shares for which the option is exercisable at the time of cessation of service. In the event the new or replacement director is removed from our Board of Directors for cause, the option will terminate immediately as of the date and time of termination.

•	In the event we are acquired in a transaction that results in a change of control and the option issued to the new or replacement director is not assumed or substituted with an equivalent option by the successor corporation, then the smaller of the amount of shares that would have vested over the 12-month period following the change of control, or the amount of shares representing 50% of the unvested shares, shall immediately vest and become exercisable by such director.

Indemnification

•	To grant to such a director indemnification under the Company’s standard indemnification agreement, the form of which is set forth as Exhibit 10.22 to our registration statement on Form S-1 filed with the SEC on November 9, 2000. The same indemnification terms were approved for our external directors, Tali Aben and Amos Wilnai, by our shareholders at our 2001 Annual General Meeting.

•	The indemnification agreement provides that we will indemnify, defend and hold harmless the director to the fullest extent permitted by any applicable law, subject to certain limitations set forth in the agreement, by reason of any act or omission by such director in his or her capacity as our director and in connection with certain claims, demands, suits or actions specified in the agreement.

•	The indemnification agreements with each of our current directors include an exemption in advance from liability resulting from a breach of duty of care owed to us. In addition to the approval of our Audit Committee and our Board of Directors, the Israeli Companies Law requires that we obtain shareholder approval of indemnification agreements between us and our directors and of the granting of exemptions to directors from liability resulting from a breach of their duty of care towards us.

•	The indemnification will apply only with respect to a financial obligation imposed on the director in favor of any third party and to reasonable litigation expenses, including attorney’s fees.

•	The indemnification will not apply for any liability arising out of:

•	a breach of the duty of loyalty, unless the director acted or omitted to act in good faith and had a reasonable reason to believe that our interests would not be harmed by the director’s action;

•	an intentional or reckless breach of his or her duty of care;

•	an action taken with the intent to unlawfully gain personal profit; and

•	any fine or penalty payment.

Insurance

•	With regard to insurance or other support, protection or other benefits which the Company provides to one or more current directors then sitting as members of the Board, to provide similar such insurance or other support, protection or other benefits to the new non-employee director in an amount up to and intended to be essentially equivalent to the similar status for the current director(s).

History of this Proposal

This proposal was presented to and approved by the Compensation Committee on April 15, 2003, then approved unanimously by both the Audit Committee and the full Board on that same day for submission to the shareholders for their approval. The Board believes that it is important that the Company will be able to provide such compensation, benefits and protection for any new or replacement directors, in order for the Company to be able to retain new directors, when required, outside of the normal cycle of an Annual General Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of compensation, indemnification, insurance coverage and share option grant for any non-employee directors (excluding external directors) appointed to our Board of Directors in accordance with the Amended and Restated Articles of Association but outside of the normal cycle for an Annual General Meeting.

PROPOSAL NO. 8

APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS

WITH MESSRS. KOST FORER & GABBAY, A MEMBER OF ERNST & YOUNG INTERNATIONAL,

AS OUR ISRAELI STATUTORY INDEPENDENT AUDITORS

Selection

The shareholders are being asked to approve the selection of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer & Gabbay, a member of Ernst & Young International (collectively “Ernst & Young”), as our Israeli statutory independent auditors for the fiscal year ending December 31, 2003.

Ernst & Young has audited our financial statements annually since the 1997 fiscal year. Its representatives will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. Under Israeli law, a company must present for discussion at its Annual General Meeting its financial statements for its preceding fiscal year. Accordingly, at the meeting, the auditor’s report and our consolidated financial statements for the fiscal year ended December 31, 2002 will be presented for discussion.

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young in connection with its audit of our annual consolidated financial statements included in our Form 10-K and the review of our quarterly consolidated financial statements included in our Forms 10-Q for the fiscal year ended December 31, 2002 totaled approximately $250,000.

Financial Information Systems Design and Implementation Fees

Ernst & Young did not perform any financial information systems design or implementation services for us during fiscal year 2002.

All Other Fees

The aggregate fees for all other services rendered by Ernst & Young for the fiscal year ended December 31, 2002 totaled approximately $338,604, sub-categorized as follows:

Non Audit Services

The aggregate fees for audit-related services for matters such as SEC registration statements and accounting consultations totaled approximately $12,000.

Other Fees

The aggregate fees for all other services, including, tax consulting and regulatory matters, totaled approximately $326,604.

Review Of Auditor Independence

The Audit Committee has considered with the auditor the non-compatibility of non-audit services and determined that the provision of such services rendered by Ernst & Young is compatible with maintaining Ernst & Young’s independence as our independent auditor.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the selection of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2003.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our ordinary shares as of February 28, 2003, and the percentage ownership of our ordinary shares. The information is provided with respect to:

•	each person who is known to us to own beneficially more than 5% of our outstanding ordinary shares;

•	each of our directors;

•	our Chief Executive Officer and each of our four other most highly compensated executive officers for the year ended December 31, 2002; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated by footnote, and subject to community property laws where applicable, the named person has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Approximate Percentage Owned
Wasatch Advisors (2)	3,020,277	15.2%
J.&W. Seligman (3)	2,257,153	11.3%
Yoav Hollander, Chief Technology Officer, Director (4)	1,697,287	8.5%
T. Rowe Price Associates, Inc. (5)	1,223,200	6.1%
Moshe Gavrielov, Chief Executive Officer, Director (6)	551,144	2.8%
Zohar Zisapel, Director (7)	426,128	2.1%
Michael McNamara, Senior Vice President, Director	397,616	2.0%
Charles G. Alvarez, Chief Financial Officer (8)	115,884	*
Francine Ferguson, Vice President Marketing (9)	92,738	*
Lawrence Lapides, Vice President Worldwide Sales (10)	87,998	*
Pierre Lamond, Director (11)	48,104	*
Amos Wilnai, Director (12)	35,714	*
Tali Aben, Director (13)	7,143	*
Directors and executive officers as a group (fifteen individuals) (14)	3,822,144	18.4%

*	less than 1%

The address of each beneficial owner is 2041 Landings Drive, Mountain View CA 94043 unless otherwise stated.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ordinary shares subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days after February 28, 2003 are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003, which indicates sole investment power over these shares. The address of Wasatch Advisors Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(3)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on April 8, 2003, which indicates dispositive power over these shares. The address of J.&W. Seligman & Co., Inc. is 100 Park Avenue, 8th Floor, New York, NY 10006.

(4)	Includes 309,124 shares held by Tamir Fishman Trust, successor to Ma’ahaz Ne’eman Ltd. (Trustee, 1997 Israel Share and Stock Option Incentive Plan) for which Mr. Hollander has sole voting power.

Mr. Hollander has irrevocably instructed Tamir Fishman Trust to transfer these shares in connection with the 1997 Israel Share and Stock Option Incentive Plan as directed by our board of directors, or a committee thereof, from time-to-time. Mr. Hollander disclaims beneficial ownership of the shares held by Tamir Fishman Trust.

(5)	Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2003, which indicates dispositive power over these shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(6)	Includes 189,264 shares issuable upon exercise of an option that vests within 60 days of February 28, 2003.

(7)	Includes 184,607 shares held by Lomsha Ltd., 205,807 shares held by Michael and Klil Holdings (93) Ltd. and 35,714 shares issuable upon exercise of an option that vests within 60 days of February 28, 2003.

(8)	Includes 109,937 shares issuable upon exercise of an option that vests within 60 days of February 28, 2003.

(9)	Includes 86,037 shares issuable upon exercise of an option that vests within 60 days of February 28, 2003.

(10)	Includes 86,647 shares issuable upon exercise of an option that vests within 60 days of February 28, 2003.

(11)	Includes 10,714 shares issuable upon exercise of an option that vests within 60 days of February 28, 2003

(12)	Includes 35,714 shares issuable upon exercise of an option that vests within 60 days of February 28, 2003.

(13)	Includes 7,143 shares issuable upon exercise of an option that vests within 60 days of February 28, 2003.

(14)	Includes 848,338 shares issuable upon exercise of options that vest within 60 days of February 28, 2003.

EXECUTIVE COMPENSATION

The following table sets forth, for the years ended December 31, 2002, 2001 and 2000, all compensation earned for services rendered to the Company, in all capacities, by our Chief Executive Officer and each of our four other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position	Annual Compensation					Long-Term Compensation Awards Securities Underlying Options

	Year	Salary($)	Bonus($)	Other Annual Compensation
Moshe Gavrielov Chief Executive Officer	2002 2001 2000	$356,346 336,346 300,000	$148,500 225,000 86,580	$	— — —	100,000 100,000 —

Charles Alvarez Vice President of Finance and Administration and Chief Financial Officer	2002 2001 2000	219,134 203,749 175,000	68,250 78,751 26,350		— — —	50,000 35,000 60,000

Francine Ferguson Vice President of Marketing	2002 2001 2000	182,000 170,000 151,251	38,250 54,375 22,100		— — —	30,000 30,000 45,000

Lawrence Lapides Vice President of Sales	2002 2001 2000	116,166 130,000 120,000	100,969 149,568 124,728		7,200 7,200 7,200	30,000 30,000 72,000

Michael McNamara Senior Vice President of Technology	2002 2001 2000	182,000 170,200 160,000	38,295 60,000 —		— — —	30,000 — —

The amount in the column titled “Other Annual Compensation” represents the value of Mr. Lapides’ car allowance.

Option Grants In Fiscal Year 2002

The table below sets forth certain information concerning the grant of share options to our Chief Executive Officer and each of our four other most highly compensated executive officers for the year ended December 31, 2002.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year 2002	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
Name					5%	10%
Moshe Gavrielov	100,000	7.2%	$16.15	06/04/2012	$1,015,665	$2,573,894
Charles Alvarez	50,000	3.6%	18.90	04/17/2012	594,305	1,506,087
Francine Ferguson	30,000	2.1%	18.90	04/17/2012	356,583	903,652
Lawrence Lapides	30,000	2.1%	18.90	04/17/2012	356,583	903,652
Michael McNamara	30,000	2.1%	16.15	06/04/2012	304,699	772,168

Percentages of total options for individual grants are based on an aggregate of options to purchase 1,397,500 ordinary shares granted to our employees, directors and consultants during fiscal year 2002, including our Chief Executive Officer and each of our four other most highly compensated executive officers. The exercise price per share of each option was equal to the fair market value of the ordinary shares on the date of grant. Each option becomes exercisable, or vests, as follows:

•	1/4th of the ordinary shares underlying the option will vest on the first anniversary of the option grant date, which is typically the first day of employment in the case of options granted to new employees; and

•	after the first anniversary, 1/48th of the shares will vest monthly until the optionee is fully vested on the fourth anniversary of the option grant date.

Potential realizable value is based on the assumption that our ordinary shares appreciate at the annual rate shown, compounded annually, based upon the fair market value of our ordinary shares on the grant date, until the expiration of the option term. These numbers are calculated based on the Securities and Exchange Commission requirements and do not reflect our estimates of future stock price growth.

Fiscal Year End 2002 Option Values

The following table sets forth certain summary information concerning share options held as of December 31, 2002 by our Chief Executive Officer and each of our four other most highly compensated executive officers.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Moshe Gavrielov	—	$—	167,630	191,988	$2,680,008	$1,583,732
Charles Alvarez	36,625	647,997	87,021	86,979	1,383,334	519,613
Francine Ferguson	25,500	447,522	71,662	58,438	1,144,319	387,327
Lawrence Lapides	25,850	387,426	70,648	65,125	1,088,477	494,683
Michael McNamara	—	—	—	30,000	—	87,300

The value realized is based on the lesser of the fair market value of our ordinary shares on the exercise date and the sale price, less the per share exercise price, multiplied by the number of options that were exercised. The value of unexercised in-the-money options at December 31, 2002 are based on the fair market value of our ordinary shares on December 31, 2002 of $19.06 per share, less the per share exercise price, multiplied by the maximum number of shares that may be issuable upon exercise of the option.

Employment Agreements

In March 1998, we entered into an employment agreement with Moshe Gavrielov, our Chief Executive Officer. Pursuant to the agreement, Mr. Gavrielov’s initial annual salary was equal to $250,000 and he was eligible for a target performance bonus of 50% of his annual base salary. In addition, we granted Mr. Gavrielov the right to purchase 671,938 ordinary shares pursuant to a share restriction agreement. Under the terms of the share restriction agreement, 1/4th of the ordinary shares purchased vested in March 1999 and 1/48th of the shares became vested every month thereafter until the shares underlying the share restriction agreement were fully vested on March 23, 2002. If Mr. Gavrielov’s employment is terminated or constructively terminated without cause, including termination within 12 months of a transaction that results in a change of control of the Company, he will receive:

•	a lump sum payment equal to his then current annual base salary;

•	any bonuses that would otherwise have been paid to him; and

•	accelerated vesting of certain share options.

In November 1999, we entered into an employment agreement with Michael McNamara, our Senior Vice President of Technology. Pursuant to the agreement, Mr. McNamara was entitled to receive an initial base salary of $160,000 per year and was eligible to receive an annual performance bonus of 25% of his annual salary. In the event of his termination within 18 months of a change of control, Mr. McNamara will receive:

•	a lump sum payment equal to his then current annual base salary;

•	full acceleration of the vesting provisions governing any share options and restricted shares held by him;

•	medical insurance coverage for a period of 12 months after the date of termination; and

•	any bonuses that would otherwise have been paid to him, prorated through the date of termination.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002, about the Company’s ordinary shares that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans, including the 2000 Israeli Share Option Plan, 2000 U.S. Share Incentive Plan, 1999 Share Incentive Plan, 1997 and 1999 Israeli Share Option Plans, 1996 U.S. Stock Option Plan, 1996 U.S. Stock Option Plan as amended 1999, and 1999 Share Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,920,230	$8.67	910,587
Equity compensation plans not approved by security holders	1,249,171	$11.64	285,380

Total	4,169,401	$9.58	1,195,967

The Company’s 2000 Israeli Share Option Plan, 2000 U.S. Share Incentive Plan, 1999 Share Incentive Plan, 1997 and 1999 Israeli Share Option Plans, 1996 U.S. Stock Option Plan, 1996 U.S. Stock Option Plan as amended 1999, and 1999 Share Incentive Plan each are described in some detail in the Company’s prospectus, filed March 22, 2001 with the SEC. An amendment to the 2000 U.S. Share Incentive Plan was approved by the shareholders at the June 4, 2002 Annual General Meeting. Amendments to the 2000 Israeli Share Option Plan were approved by our Board on December 27, 2002 and March 31, 2003.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

Purpose of the Compensation Committee

The Compensation Committee of our Board of Directors has the responsibility for determining compensation levels for our executive officers each fiscal year, subject to the approval of our Audit Committee and the Board of Directors, as required by the Israeli Companies Law, and establishing our policies and practices governing our executive compensation. Our Committee’s functions include:

•	determining the compensation of our Chief Executive Officer, Moshe Gavrielov;

•	on recommendation of our Chief Executive Officer, reviewing and approving the other executive officers’ compensation, including salary and bonuses;

•	reviewing and approving any compensation plans affecting our executive officers; and

•	recommending awards under our share incentive plans.

Our committee is providing the following report on our executive compensation policies, the relationship of our performance to executive compensation and our Chief Executive Officer’s compensation.

Compensation Policies

Our executive compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for our shareholders. The objectives of our policies are to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success and motivate individuals to perform at their highest level;

•	maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals; and

•	reward outstanding individual performance that contributes to our long-term success.

Elements of Compensation

Each executive officer’s compensation package may be comprised of three elements:

•	base compensation, which reflects the individual performance and is designed primarily to be competitive with salary levels in a comparative group;

•	variable or bonus compensation payable based on individual performance and the achievement of financial performance goals; and

•	long-term share-based incentive compensation.

Base Compensation.    When establishing the base compensation for executive officers, the Compensation Committee considers:

•	the individual’s role, responsibilities and performance during the past year;

•	the amount of compensation paid to executive officers in similar positions of comparable software and related companies similar in size and business that compete with us in the recruitment and retention of senior personnel; and

•	compensation relative to our other executive officers.

No specific formula was applied to determine the weight of each factor. We believe that the total cash compensation for our executive officers for the fiscal year ended December 31, 2002 was competitive with the total cash compensation for executive officers at companies with which we compete for executives.

Variable Compensation.    When establishing the variable compensation for our executive officers, the Compensation Committee primarily considers whether the executive officer achieved the financial objectives set forth by the Board of Directors at both a corporate and a departmental level, including revenue, profitability and bookings. In addition, the Compensation Committee considers the overall performance of the executive officer relating to non-financial objectives, including the effective operation of management reporting to the executive officers and each executive officer’s general management skills. The Compensation Committee is working with management to develop a set of agreed upon objectives for measuring an individual’s overall executive performance in the future.

Long-Term Incentive Compensation.    We have provided long-term compensation to our executives in the form of share options and restricted shares. The Compensation Committee believes that equity-based compensation closely aligns the interests of our executive officers with those of our shareholders by providing an incentive to perform the duties with a focus on long-term strategic objectives relating to growth and shareholder value. Share options and restricted shares are granted to our executive officers under our various option and incentive plans, based on factors discussed earlier in this report. The share options and restricted shares utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our ordinary shares on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting shares, in which case the exercise price equals 110% of the fair market value on the date of grant.

Chief Executive Officer Compensation

Our Chief Executive Officer, Moshe Gavrielov, is compensated based on an employment agreement that was entered into between us and Mr. Gavrielov, effective March 23, 1998. Under the terms of his agreement, Mr. Gavrielov received an annual base salary of $356,346 in 2002, as determined by the Board of Directors and approved by the shareholders. Mr. Gavrielov’s target annual bonus, if any, is referenced to 50% of his base salary based on specific performance criteria determined by the Board of Directors and approved by our Audit Committee. These criteria primarily involve the Company achieving overall revenue and profitability results. The amount of annual bonus paid to Mr. Gavrielov in 2002 under his employment agreement was $148,500. The Compensation Committee reviewed Mr. Gavrielov’s salary at the beginning of 2003 using the same criteria and policies as are employed for the other executive officers.

Tax Deductibility of Executive Compensation

Section 162(m).    Our Board of Directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, on the compensation paid to our executive officers. Section 162(m) limits tax deductions for certain executive compensation over $1.0 million in any taxable year. Certain types of compensation are deductible only if performance criteria are specified in detail and shareholders have approved the compensation arrangements. We believe that it is generally in the best interests of our shareholders to structure compensation plans so that compensation is deductible under Section 162(m). Therefore, we have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Tali Aben

Pierre Lamond

Zohar Zisapel

PERFORMANCE GRAPH

The share price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Verisity specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

The following graph shows a comparison of cumulative total shareholder return, calculated as of the end of each calendar quarter on a dividend-reinvested basis, for Verisity, the S&P 500 Index and the S&P Information Technology Index. The graph assumes that $100 was invested in Verisity’s ordinary shares, the S&P 500 Index and the S&P Information Technology Index from the date of Verisity’s initial public offering on March 21, 2001 through December 31, 2002. Note that historic share price performance is not necessarily indicative of future share price performance.

	21-Mar-01	31-Mar-01	30-Jun-01	30-Sep-01	31-Dec-01	31-Mar-02	30-Jun-02	30-Sep-02	31-Dec-02
Verisity Ltd.	$100	$121	$229	$104	$271	$320	$248	$171	$272
S&P © 500 Index	$100	$103	$109	$93	$103	$104	$90	$74	$81
S&P © Information Technology Index	$100	$98	$110	$73	$98	$91	$67	$50	$61

The returns for Verisity Ltd. are based upon the IPO price of $7 on March 21, 2001. S&P information is Copyright © 2003, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Adoption of Audit Committee Charter

During the fiscal year ended December 31, 2000, we developed a written charter for the Audit Committee. The complete text of the new charter, which reflects standards set forth in the regulations promulgated under the Securities Act of 1933, as amended, and the Marketplace Rules of the National Association of Securities Dealers, Inc., was included as Appendix A of our proxy statement for the year 2000.

Committee Member Independence

The Audit Committee of our Board of Directors consists of three members who are not our employees or employees of our subsidiaries. Each of the members of the Audit Committee qualifies as an “independent” director under the applicable listing standards.

Communications with Management and Independent Auditors

Our Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Ernst & Young LLP their independence from us.

Recommendation Regarding Financial Statements

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in our Annual Report of Form 10-K for the fiscal year ended December 31, 2002.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Tali Aben

Amos Wilnai

Zohar Zisapel

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owners of more than ten percent of our capital shares registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of our capital shares with the Securities and Exchange Commission and the Nasdaq National Market, and to provide copies of such reports to us.

During the fiscal year ended December 31, 2002, our executive officers, directors or beneficial owners of more than ten percent of our capital shares were required to file various reports, including Form 3s and Form 4s.

Mr. Alvarez, Mr. Binyamini, Ms. Ferguson, Mr. Lapides and Mr. Larwood each filed in June 2002 an amended Form 4 for April 2002 to include the grant of 25,000, 30,000 or 50,000 options to each of them conferred by the Board on April 17, 2002 under Company share option plans. In addition, Mr. Zisapel failed to file a timely report for the sale on January 31, 2002 of 30,000 shares, reported on a Form 4 filed February 15, 2002.

COST OF SOLICITATION OF PROXIES

Verisity will pay the expenses of soliciting proxies to be voted at the Annual General Meeting. Following the original mailing of the proxies and other solicitation materials, Verisity and/or its agents may also solicit proxies by mail, telephone, e-mail, other forms of communication or in person. Following the original mailing of the proxies and other solicitation materials, Verisity will request that brokers, custodians, nominees and other record holders of its ordinary shares forward copies of the proxy and other solicitation materials to persons for whom they hold ordinary shares and request authority for the exercise of proxies. In such cases, Verisity, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Georgeson Shareholder Communications, Inc. will assist Verisity in obtaining the return of proxies at an estimated cost to Verisity of $7,500.

SHAREHOLDER PROPOSALS

We know of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors recommends. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

If you want to consider including a proposal in our proxy statement next year, you must deliver your proposal to our corporate secretary no later than January 6, 2004. Our Amended and Restated Articles of Association also contain specific procedural requirements regarding a shareholder’s ability to nominate a director or submit a proposal to be considered at a meeting of shareholders. If you would like a copy of the procedures contained in our Amended and Restated Articles of Association, please contact:

Corporate Secretary

Verisity Ltd.

2041 Landings Drive

Mountain View, California 94043

(650) 934-6800

PROXY

VERISITY LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS ON May 29, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERISITY LTD.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2003 Annual General Meeting to be held May 29, 2003 and the proxy statement and appoints Moshe Gavrielov and Yoav Hollander, and each of them individually, the Proxy of the undersigned, with the full power of substitution, to vote all ordinary shares of Verisity Ltd. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2003 Annual General Meeting of Shareholders of Verisity Ltd. to be held at the registered offices of Verisity Ltd., located at 8-10 Ha’Melacha Street, Rosh Ha’Ayin, Israel, on Thursday May 29, 2003, at 10:00 a.m. Israeli time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The ordinary shares represented by the Proxy shall be voted in the manner as set forth on the reverse side.

MARK HERE ☐ IF YOU PLAN TO ATTEND THE MEETING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH AND ALL PROPOSALS.

IF YOU DO NOT MARK YOUR VOTING CARD INSTRUCTIONS FOR ANY ONE OF THE PROPOSALS BUT RETURN YOUR SIGNED CARD TO US BEFORE THE MEETING, YOUR SHARES WILL BE VOTED “FOR” SUCH UNMARKED PROPOSAL.

1.	To elect Moshe Gavrielov and Zohar Zisapel as our Class II directors to hold office for a term that expires in 2006.

☐ FOR all Nominees

☐ WITHHOLD AUTHORITY FOR Mr. Gavrielov        ☐ WITHHOLD AUTHORITY FOR Mr. Zisapel

2.	To approve the share option grant to Moshe Gavrielov.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

3.	To approve the share option grant to Michael McNamara.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

4.	To approve the 2002 bonus of our executive officers who also serve as members of our Board of Directors.

☐    FOR ALL                ☐    AGAINST ALL            ☐    ABSTAIN

5.	To approve the 2003 base salary of our executive officers who also serve as members of our Board of Directors.

☐    FOR ALL                ☐    AGAINST ALL            ☐    ABSTAIN

6.	To approve compensation for the non-employee members of our Board of Directors, including external directors.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

7.	To approve compensation, option shares, indemnification and insurance coverage for new or replacement directors (excluding external directors).

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

8.      To approve the selection of Ernst & Young LLP as our independent auditors with Messrs. Kost Forer & Gabbay, a member of Ernst & Young International, as our Israeli statutory independent auditors for the fiscal year ending December 31, 2003.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

9.      To transact any other business that may properly come before the meeting or any adjournment thereof.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

DATE:

Signature

Signature, if held jointly